                                                                      EXHIBIT 99

                            SBC Communications Inc.


SBC, Prodigy Join Consumer, Small Business Internet
Operations

Positioned to Become Leading DSL Broadband ISP

SAN ANTONIO, Texas and WHITE PLAINS, N.Y.--(BUSINESS WIRE)--Nov. 22, 1999--

Prodigy to Assume Management of 650,000 SBC Customers, Become

Exclusive Consumer, Small Business ISP for SBC Companies, Gain
Minimum 1.2 Million New Subscribers in Three Years From SBC Marketing

Channels

SBC to Take 43% Equity Stake, Play Substantial Role in Strategic

Leadership of Top-Tier, Independent ISP

Prodigy's Internet Expertise, SBC's Broadband Leadership, Position

Prodigy for Even Faster Growth

SBC Communications Inc. (NYSE:SBC - news) and Prodigy Communications Corp. (Nasdaq:PRGY - news) agreed today to join their consumer and small business Internet operations, positioning SBC and Prodigy to become a leading provider of DSL broadband Internet access and further fueling both companies' growth.

The alliance allows Prodigy to leverage SBC's $6 billion Project Pronto plan to make high-speed DSL (Digital Subscriber Line) near ubiquitous in its service area, utilize both companies' respective marketing and distribution resources and powerful brand names to revolutionize customers' online experience, capitalize on the Internet's growth and pursue related market opportunities.

The deal will enable Prodigy to be well positioned to meet and grow demand for super-fast, always-on DSL and dial-up Internet access, and achieve the scope and scale to more quickly offer next-generation, broadband-powered content and emerging services such as home networking and video on demand.

Under terms of the agreement, which is expected to close in three to six months, SBC will make Prodigy its exclusive retail consumer and small business Internet access service to the approximately 100 million Americans in its service area. Prodigy will assume management of SBC's current 650,000 dial-up, ISDN and basic DSL Internet customer base, increasing Prodigy's total managed subscriber base to more than 2 million and sealing its position as a top-tier ISP. SBC will exclusively market Prodigy service through its extensive marketing channels with the commitment of delivering a minimum of 1.2 million new customers over the next three years to the Prodigy member base. The deal provides SBC with a 43 percent ownership stake in Prodigy.

Recognizing the fast-growing demand for high-speed access to the Internet, Prodigy will take advantage of SBC's Project Pronto, which will make DSL service available at even faster speeds to nearly 77 million Americans throughout its operating region over the next three years. Project Pronto will make SBC the single largest broadband provider in the country; SBC currently leads the nation in DSL subscribers, with more than 100,000 customers.

Through SBC's DSL-ISP Partnership Program, Prodigy will market SBC's DSL service where available, giving Prodigy customers guaranteed downstream Internet connection speeds of 1.5 Mbps, 50 times faster than typical modems. Super-fast, always-on DSL service significantly enhances customers' online experience with near instantaneous downloads of complex files and the elimination of time-consuming dial-ups to an ISP or corporate network. It also makes possible a whole host of next-generation products and services that promise to unlock the full potential of the Internet, including personal video conferencing and online interactive games.

"This initiative is further proof of our commitment to broadband leadership. Our alliance with Prodigy builds on our aggressive $6 billion broadband deployment and their already-strong industry ranking to position us as a leader in the emerging high-speed consumer Internet access market," said Edward E. Whitacre Jr., chairman and chief executive officer of SBC. "This alliance will better enable us to dramatically improve our customers' online experience and give us the vehicle we need to capitalize on the growth opportunities in the Internet marketplace."

"Broadband access will redefine the ISP playing field, and DSL is clearly emerging as the technology of choice," said Samer Salameh, Prodigy chairman and chief executive officer. "We now are better positioned than virtually any other ISP to become a leading player in the high-speed Internet access arena-giving our customers the Internet experience they've been asking for, which we believe will increase shareholder value."

For current customers and as SBC signs up new customers, the Prodigy service will be co-branded with SBC's regional brands -- Ameritech, Pacific Bell, Nevada Bell, SNET and Southwestern Bell -- in SBC's existing service areas, and with its new SBC Telecom brand in the 30 markets SBC will enter in the next 30 months.

Additional Terms of the Deal

SBC and Prodigy will coordinate product marketing and technology efforts to better serve customers while playing to each company's key strengths. Some additional highlights of the alliance include:

 . All subscribers acquired after close by either company will become Prodigy members. Prodigy will assume management of SBC's 650,000 dial-up, ISDN and basic DSL customers.

 . SBC will exclusively market a co-branded retail Prodigy access service through its extensive marketing and distribution channels on a stand-alone basis, and as part of integrated packages of telecommunications services, with the commitment of delivering a minimum 1.2 million new subscribers over three years.

 . Prodigy will use SBC as its preferred provider of telecommunications services, with the ability to offer integrated packages of services including Electronic Yellow Page directories and other telephone services and to reach potentially millions of new customers.

 . SBC will be able to tap Prodigy's extensive national distribution channels of original equipment manufacturers, retailers and affinity partners.

 . Prodigy will name SBC as its preferred provider for network infrastructure from access to Internet backbone.

 .  SBC will assume three seats on Prodigy's nine-person board of directors;
   Prodigy's board will be expanded to nine members, initially consisting of three persons designated by SBC, three persons designated by Prodigy's principal stockholders (Carso Global Telecom and Telmex), two independent directors and Prodigy's CEO.

 .  Prodigy will make DSL its preferred broadband offering, even in regions where
   SBC does not operate.

Prodigy will be able to offer current SBC Internet customers the same content-rich, easy-to-understand and customizable Internet experience Prodigy members currently receive, including Prodigy Instant Messaging, Prodigy Chat and Prodigy Online Communities, online meeting places for Internet users with special interests. Current SBC Internet customers also will be able to access their Prodigy e-mail from any computer, anywhere in the country thanks to Prodigy's free nationwide e-mail access feature, Prodigy MailLink.

SBC's local presence in nine of the country's top ten U.S. Latino population centers, covering more than 60 percent of all U.S. Latinos, will provide a significant opportunity for SBC's Latino consumers to take advantage of Prodigy En Espanol, the country's first fully bilingual Internet service featuring a real-time English and Spanish homepage.

While SBC's current dial-up, ISDN and basic DSL Internet customers will reap many benefits from this alliance, they will continue to access the service and be billed for services as they are today. Network and premium DSL customers will continue to be served by SBC's existing Internet operation.

A Look Ahead

"In effect, we're creating a broadband-focused ISP that is going to dramatically change what it means to be online - giving us the ability to attract and retain customers in the 'new' high-speed Internet market," said James D. Gallemore, executive vice president for strategic marketing and planning for SBC. "This deal will make SBC/Prodigy 'the' place to go for DSL Internet access and give both SBC and Prodigy the Internet currency to grow well into the next millennium."

"Our partnership with SBC will play a key role in fueling Prodigy's continued growth," said Salameh, who will remain as chairman of Prodigy. "Altogether, the economics of our new relationship, the consolidation of our powerful brand names and SBC's vast geographic reach and aggressive broadband plans, create an outstanding formula for growth to meet our mutual strategic goals."

Also, the companies will focus on a strategy built around how customers use the Internet today -- and how they'll use it in the future. SBC already is developing sophisticated and proprietary customer applications for its retail Internet access service, as is Prodigy's advanced technology team.

To implement the agreement, Prodigy will contribute its assets and liabilities to a new limited partnership, to be operated under the brand name Prodigy, which will be formed to operate Prodigy's business. SBC will contract with and contribute certain assets to this operating partnership in order to make the commitments described above. This operating partnership will initially be owned 57 percent by Prodigy and 43 percent by SBC. SBC will have the right to convert its interest in the operating partnership into a direct equity interest in Prodigy. Current stockholders of Prodigy will remain stockholders of Prodigy, and Prodigy's common stock will remain listed on the Nasdaq National Market.

The boards of both SBC and Prodigy have approved the transactions described above. The transactions are subject to customary regulatory approval and closing conditions and approval of the Prodigy stockholders. Prodigy plans to seek stockholder approval at a special meeting of stockholders in early 2000. Prodigy's principal stockholders, Telefonos de Mexico (Telmex) and Carso Global Telecom, have agreed to vote in favor of the transaction.

Prodigy's total managed customer base of over 2 million includes SBC's current consumer dial-up, ISDN and basic DSL Internet access customers, as well as 80,000 customers of BizOnTheNet and 244,000 customers of a pending acquisition of Texas-based ISP FlashNet.

As a result of Project Pronto, SBC's DSL customers will be able to receive minimum downstream connection speeds of 1.5 Mbps, with more than 60 percent eligible to receive guaranteed speeds of 6.0 Mbps. This compares to today's basic DSL service which guarantees minimum downstream connections of 384 Kbps or
1.5 Mbps, depending on the package purchased.

SBC Communications Inc. (www.sbc.com) is a global communications leader. Through its trusted brands - Southwestern Bell, Ameritech, Pacific Bell, SBC Telecom, Nevada Bell, SNET and Cellular One -- and world-class network, SBC provides local and long-distance phone service, wireless and data communications, paging, high-speed Internet access and messaging, cable and satellite television, security services and telecommunications equipment, as well as directory advertising and publishing. In the United States, the company currently has 87.3 million voice grade equivalent lines, 10.3 million wireless customers and is undertaking a national expansion program that will bring SBC service to an additional 30 markets.

Internationally, SBC has telecommunications investments in 22 countries. With more than 200,000 employees, SBC is the 14th largest employer in the U.S., with annual revenues that rank it among the largest Fortune 500 companies. Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in SBC and Prodigy filings with the Securities and Exchange Commission. SBC and Prodigy disclaim any obligation to update or revise statements contained in this news release based on new information or otherwise. Prodigy Communications Corp. is a leading nationwide Internet service that provides fast and reliable Internet access and related value-added services. Prodigy utilizes a nationwide network covering more than 750 cities in all 50 states allowing approximately 83% of the United States population to access Prodigy's services with a local telephone call.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact, such as forward-looking statements concerning future financial performance and growth, involve a number of risks and uncertainties. Although Prodigy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the intense competition in Prodigy's industry; subscriber turnover; the possibility that the transactions announced today will not be completed; the challenges of integrating the Internet businesses of Prodigy and SBC as contemplated by the agreements announced today; possible disruption in network services or in other services provided to Prodigy by third parties; the possible unavailability of sufficient financing to Prodigy as needed; and the possible loss of Prodigy's distribution relationships; as well as the risk factors detailed from time to time in Prodigy's periodic reports and registration statements filed with the Securities and Exchange Commission. Prodigy disclaims any intent or obligation to update any forward-looking statements.